040105

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Articles of Incorporation

(PURSUANT TO NRS CHAPTER 78)

Filed in the office of Barbara K. Cegavske, Secretary of State, State of Nevada

Document Number: 20150006243-83
Filing Date and Time: 01/07/2015 10:05 AM
Entity Number: E0007412015-7

(This document was filed electronically.)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation: SKY PASS CORP

2. Registered Agent for Service of Process: (check only one box)

☐ Commercial Registered Agent: (Name)

☒ Noncommercial Registered Agent (name and address below) **OR** ☐ Office or Position with Entity (name and address below)

JOSEPH SMITH
Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity

Street Address	City	State	Zip Code
18124 WEDGE PKWY STE 1050	RENO	Nevada	89511

Mailing Address (if different from street address)	City	State	Zip Code
18124 WEDGE PKWY STE 1050	RENO	Nevada	89511

3. Authorized Stock: (number of shares corporation is authorized to issue)

Number of shares *with par value:* 75000000 — Par value per share: $ 0.001 — Number of shares *without par value:* 0

4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)

1) ARTUR GORDIENKO (Name)

Street Address	City	State	Zip Code
18124 WEDGE PKWY STE 1050	RENO	NV	89511

2) (Name)

Street Address	City	State	Zip Code

5. Purpose: (optional; required only if Benefit Corporation status selected)

The purpose of the corporation shall be: ANY LEGAL PURPOSE

6. Benefit Corporation: (see instructions) ☐ Yes

7. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)

I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State.

ARTUR GORDIENKO (Name) — X ARTUR GORDIENKO (**Incorporator Signature**)

Address	City	State	Zip Code
18124 WEDGE PKWY STE 1050	RENO	NV	89511

8. Certificate of Acceptance of Appointment of Registered Agent:

I hereby accept appointment as Registered Agent for the above named Entity.

X JOSEPH SMITH — 1/7/2015
Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity — Date

This form must be accompanied by appropriate fees.

SECRETARY OF STATE

STATE OF NEVADA

CORPORATE CHARTER

I, BARBARA K. CEGAVSKE, the duly elected and qualified Nevada Secretary of State, do hereby certify that **SKY PASS CORP**, did on January 7, 2015, file in this office the original Articles of Incorporation; that said Articles of Incorporation are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on January 7, 2015.

BARBARA K. CEGAVSKE
Secretary of State

Certified By: Electronic Filing
Certificate Number: C20150107-0904
You may verify this certificate
online at **http://www.nvsos.gov/**